EXHIBIT 11.4


                     ACTION BY UNANIMOUS CONSENT OF THE
              BOARD OF DIRECTORS OF WALKER WINGSAIL SYSTEMS PLC


The undersigned, being all of the directors of Walker Wingsail Systems plc, hereby consent to the adoption of the following resolutions:


RESOLVED: To direct and authorise the appropriate representatives of the Corporation to make an offer to the shareholders of Walker Wingsail America Inc of two Walker Wingsail Systems plc Ordinary Shares for every one Walker Wingsail America Inc share of Common Stock held, and that in the event that sufficient consents are achieved to execute an Agreement of Takeover between the Corporation and Walker Wingsail America Inc, on the terms and conditions as set forth in a copy of said Agreement annexed hereto.

RESOLVED: That such Takeover shall become effective, if approved, on or before 31st August 1997.


Dated 10th July 1997


                                       ________________________________
                                       John Graham Walker



                                       ________________________________
                                       Jean Margaret Walker



                                       ________________________________
                                       Raymond Peter Turgoose